Boyle CPA, LLC

Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Upright Growth and Income Fund and the use of our report dated December 21, 2020 on the financial statements and financial highlights of Upright Growth and Income Fund.   Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ Boyle CPA, LLC

Bayville, NJ

March 9, 2021

361 Hopedale Drive SE

                                                                            P (732) 822-4427

Bayville, NJ 08721

                                                                                  F (732) 510-0665